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                                                                    EXHIBIT 10.7


                                                          [FORM REVISED 8/24/95]



                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                              NONEMPLOYEE DIRECTOR
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of the ____ day of ____________, 19__, by and between ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., a Colorado corporation (the "Company"), and _____________________ ("Director"),

                              W I T N E S S E T H:
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     WHEREAS, the Company has adopted the 1990 Nonqualified Stock Option Plan for Nonemployee Directors of Rocky Mountain Chocolate Factory, Inc., as amended
on August     , 1995 (the "Plan"), covering 90,000 shares of common stock of the
Company and providing for the grant of nonqualified options to each of the directors of the Company who is not also either an employee or an officer of the Company; and

     WHEREAS, the Board of Directors of the Company (herein called the "Board of Directors") has determined that it is appropriate to enter into this Agreement to evidence the option automatically granted under the Plan as of this date to Director, who has been elected on this date to serve as a director of the Company but who is neither an employee nor an officer of the Company or any of its affiliates; and

     WHEREAS, Director has not elected to decline to participate in the Plan;

     NOW, THEREFORE, it is agreed as follows:

     1. GRANT OF OPTION, OPTION PERIOD AND TERMS OF EXERCISE OF OPTION. The Company hereby grants to Director the option to purchase, as hereinafter set forth, 10,000 shares of common stock of the Company at the price of $_______ per share, at any time or (with respect to partial exercises) from time to time during a period commencing on the first anniversary of the date of this Agreement and terminating on the first to occur of (i) the date immediately preceding the tenth anniversary of the date of this Agreement and (ii) the date on which Director's service as a director of the Company terminates for any reason; provided that if said directorship terminates on or after the first anniversary and before the tenth anniversary of the date hereof other than by reason of death, then Director may exercise this option, to the extent Director was able to do so at the date of termination of the directorship, at any time within three months after such



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termination but not after the expiration of the ten-year term hereof; and
provided further that if said directorship terminates on or after the first anniversary and before the tenth anniversary of the date hereof by reason of Director's death, then the executor or administrator of the estate of Director or any person who has acquired this option directly from Director by bequest or inheritance may exercise this option, to the extent Director was entitled to exercise it on the date of Director's death, at any time within one year after such death, but not after the expiration of the ten-year term hereof. This option is, and is intended to be, a nonqualified stock option, and it is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     2. AGREEMENT OF DIRECTOR REGARDING DIRECTORSHIP. Director hereby agrees to continue to serve the Company as a director for a period of at least one year from the date hereof at the retainer rate and fee schedule, if any, in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish.

     3. REQUIREMENT OF DIRECTORSHIP. Except as provided in Section 1 hereof, the option granted hereby may not be exercised unless Director is at the time of exercise serving as a director of the Company.

     4. EXERCISE OF OPTION. This option may be exercised by written notice signed by Director and delivered to the President of the Company or sent by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its President) at its corporate office in Durango, Colorado. Such notice shall state the number of shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares. Any such notice shall be deemed given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. Promptly after demand by the Company, Director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with the exercise of this option.

     5. DELIVERY OF CERTIFICATES UPON EXERCISE OF OPTIONS. Delivery of a certificate or certificates representing the purchased shares of common stock of the Company shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such shares under any law or governmental rule or regulation that it deems desirable or necessary.

     6. ADJUSTMENTS UPON CHANGE IN COMMON STOCK. In the event that before delivery by the Company of all the shares in respect

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of which this option is granted, the Company shall have effected a common stock split or dividend payable in common stock, or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of common stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to this option.

     7. TRANSFERABILITY. The option evidenced hereby is not transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of Director, is exercisable only by Director.

     8. TERMINATION OF DIRECTORSHIP ON ACCOUNT OF CERTAIN ACTS. Anything herein to the contrary notwithstanding, in the event of the termination of Director's service as a director of the Company on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, this option shall automatically terminate and be null and void as of the date of such termination.

     9. CONSTRUCTION. This Agreement shall be governed by, subject to and construed in accordance with all the provisions of the Plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.



                                   By:
                                       ----------------------------------------
                                       Franklin E. Crail, President



                                   --------------------------------------------
                                   Director


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